SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 21, 2003

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 9.	Regulation FD Disclosure

In accordance with SEC Release Nos. 33-8216 and 34-47583, the following information, which is intended to be furnished pursuant to “Item 12. Results of Operations and Financial Condition,” of Form 8-K, is instead being furnished under this Item 9.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On July 21, 2003, Riverstone Networks, Inc. issued a press release announcing that it had identified certain accounting irregularities, and that, as a result, the company will restate its financial statements for the fiscal year ended March 2, 2002 and the first three quarters of fiscal year 2003. On July 22, 2003, Riverstone Networks, Inc. issued a press release providing additional information regarding the restatement. Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2003

RIVERSTONE NETWORKS, INC.

By:	/s/ ROBERT STANTON
Name:	Robert Stanton
Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 21, 2003.
99.2	Press release dated July 22, 2003.